Exhibit 99

CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

This Confidential Settlement Agreement and Release (hereinafter the “Agreement”) is made this 22nd day of July, 2004, by and between GATX Capital Corporation, a Delaware corporation; GATX Aircraft Corporation, a Delaware corporation; GATX New Aircraft Corporation, a Delaware corporation; GATX/Airlog Company, a California general partnership; GATX Airlog Partners I, a Michigan general partnership; Frederick L. Hatton; Sanford P. Burnstein; Airlog Management Corporation, a Nevada corporation; and DMC Holdings, Ltd., a Michigan corporation and certain Underwriters at Lloyd’s, London, and certain London Market Insurance Companies subscribing to the Subject Insurance Policies as defined below (the aforementioned parties being referred to hereinafter collectively as the “Parties”).

WITNESSETH THAT:

WHEREAS, London Market Insurers as defined below severally subscribed to the Subject Insurance Policies providing insurance to GATX as defined below; and,

WHEREAS, GATX has incurred and may incur in the future certain liabilities, expenses and losses arising out of the Claims as defined below; and,

WHEREAS, in an effort to obtain an adjudication of its rights for coverage under the Subject Insurance Policies, GATX filed an action captioned GATX Capital Corporation, et al., v. Certain Underwriters at Lloyd’s, et al., in the California Superior Court in and for the City and County of San Francisco, Case No. 307517 (hereinafter referred to as the “Declaratory Judgment Action”); and,

WHEREAS, London Market Insurers have filed a cross-complaint against GATX in the Declaratory Judgment Action; and,

WHEREAS, London Market Insurers are defendants and cross-complainants in the Declaratory Judgment Action; and,

WHEREAS, London Market Insurers have denied and continue to deny all substantive allegations and claims asserted against them in the Declaratory Judgment Action; and,

WHEREAS, GATX has denied and continues to deny all substantive allegations and claims asserted against it by London Market Insurers in the Declaratory Judgment Action; and,

WHEREAS, by this Agreement, the Parties intend to adopt, by way of compromise, and without prejudice to or waiver of their respective positions in other matters, without further trial or adjudication of any issues of fact or law, and without the admission of liability and responsibility by any Party, a full and final settlement regarding the application of the Subject Insurance Policies to the Claims, without prejudice to their respective positions on policy wordings or any other issues in the Declaratory Judgment Action, or any other action.

AGREEMENTS:

NOW, THEREFORE, in full consideration of the foregoing and of the mutual agreements herein contained, and intending to be legally bound, the Parties agree as follows:

1.	Definitions

The following definitions will apply to the listed terms wherever those terms appear throughout the Agreement as well as in any exhibits or attachments thereto. Each defined term stated in a singular form shall include the plural form, each defined term stated in plural form shall include the singular form, and each defined term stated in the masculine form or in the feminine form shall include the other.

A. GATX

The term “GATX” shall mean:

(i)	GATX Capital Corporation, a Delaware corporation; GATX Aircraft Corporation, a Delaware corporation; GATX New Aircraft Corporation, a Delaware corporation; GATX/Airlog Company, a California general partnership; GATX Airlog Partners I, a Michigan general partnership; Frederick L. Hatton; Sanford P. Burnstein; Airlog Management Corporation, a Nevada corporation; and DMC Holdings, Ltd., a Michigan corporation; their respective present and former parents, predecessors, past and present subsidiaries and the predecessors and successors of such subsidiaries, past and present affiliates and joint ventures and their predecessors and successors, officers, directors, employees and all their past, present and future assigns; and,

(ii)	any other entity or Person that was in the past or is now affiliated with, related to or associated with GATX including any corporations that have been acquired by, merged into or combined with GATX or its predecessors, or GATX’s past and present subsidiaries, affiliates, successors and assigns; and,

(iii)	any and all entities or persons named as insureds, other insureds, or otherwise insured or claimed to be insured under the Subject Insurance Policies and those entities’, subsidiaries’, affiliates’, successors’ and assigns’ directors, officers, agents and employees.

B. London Market Insurers

“London Market Insurers” shall mean all the Names, Underwriters, managing agents and syndicates at Lloyd’s, London, and all the companies doing business in the London Insurance Market which severally subscribed, each in his or its own proportionate share, to one or more of the Subject Insurance Policies. As used immediately above, “companies” shall mean the named corporate entity and all predecessors, successors, affiliates, managing agents, pool companies as such and subsidiaries. Notwithstanding the foregoing, the London Market Insurers listed in Attachment A to this Agreement are not participants in or parties to this Agreement and accordingly have no rights, benefits or obligations under this Agreement.

C. Person

“Person” shall mean an individual, a corporation, a partnership, an association, a trust, any other entity or organization, and any federal, state or local government or any governmental or quasi-governmental body or political subdivision or any agency, department, board or instrumentality thereof.

D. Subject Insurance Policies

“Subject Insurance Policies” shall mean the following: Policy No. A41153/4 for the policy period October 1, 1986 through October 1, 1987; Policy No. A41155 for the policy period October 1, 1986 through October 1, 1987; Policy No. A41156 for the policy period October 1, 1986 through October 1, 1987; Policy No. A41157 for the policy period October 1, 1986 through October 1, 1987; Policy No. A41433/4 for the policy period October 1, 1987 through October 1, 1988; Policy No. A41435 for the policy period October 1, 1987 through October 1, 1988; Policy No. A41436 for the policy period October 1, 1987 through October 1, 1988; Policy No. AX880321 for the policy period October 1, 1988 through October 1, 1989; Policy No. AX880322 for the policy period October 1, 1988 through October 1, 1989; Policy No. AX890321 for the policy period October 1, 1989 through April 1, 1991; Policy No. AX890322 for the policy period October 1, 1989 through April 1, 1991; Policy No. AX910321 for the policy period April 1, 1991 through April 1, 1992; Policy No. AX920321 for the policy period April 1, 1992 through April 1, 1993; Policy No. AX930321 for the policy period April 1, 1993 through April 1, 1994; Policy No. AX940321 for the policy period April 1, 1994 through April 1, 1995; Policy No. AX950321 for the policy period April 1, 1995 through April 1, 1996; Policy No. AX960321 for the policy period April 1, 1996 through April 1, 1997; and Policy No. AX970321 for the policy period April 1, 1997 through April 1, 1998. The “Subject Insurance Policies” shall also include, without limitation, any other known and unknown policies, including any excess policies, issued to GATX Corporation as the named insured and subscribed to by any of the London Market Insurers that subscribed to the policies listed above.

E. The Underlying Actions

“Underlying Actions” shall mean those actions listed in the First Amended Complaint for the Declaratory Judgment Action at paragraphs 22 through 26.

F. The Claims

The “Claims” shall mean any and all known or unknown, past, existing, potential or future claims, demands, suits, actions, or requests for relief or action or forbearance of any kind or description asserted in or relating to the Declaratory Judgment Action, the Underlying Actions, the aircraft conversions at issue in the Declaratory Judgment Action and the conversion, repair, maintenance, upgrade, or modification of the aircraft at issue in the Underlying Actions. It is specifically understood and agreed that the “Claims” shall also include, without limitation, any claim, demand, suit, action or request for relief arising out of the action Kalitta Air L.L.C., et al. v. Central Texas Technologies Airborne Systems, Inc., Action No. C97-0378CW.

2.	Settlement Amount

Within 90 days after signing this Agreement, the London Market Insurers shall pay to GATX a total settlement amount of forty-five million United States Dollars ($45,000,000.00) (hereinafter the “Total Settlement Amount”).

3.	Several Liability

GATX acknowledges that the obligations of the London Market Insurers are several, and not joint. GATX agrees that no London Market Insurer shall be liable for any portion of the Total Settlement Amount allocable to any other London Market Insurer. Accordingly, each London Market Insurer agrees to pay only its individual, respective, allocated share of the Total Settlement Amount. GATX shall not seek to recover from any individual London Market Insurer an amount in excess of its respective, allocated share. Upon receipt of the total Settlement Amount, GATX shall release each London Market Insurer pursuant to the terms of Paragraph 4 below. In the event that GATX does not receive the total Settlement Amount by the date specified in Paragraph 2 above, London Market Insurers shall identify to GATX each London Market Insurer who has not paid its allocated share of the Total Settlement Amount.

4.	Release

A. By GATX

Upon GATX’s receipt of the Total Settlement Amount, GATX, and any subsequently appointed trustee or representative acting for GATX, shall remise, release, covenant not to sue and forever discharge the following: (i) the London Market Insurers; (ii) each of the London Market Insurers’ present and former officers, directors, employees, partners, limited partners, shareholders, members, subsidiaries, affiliates, representatives, attorneys and agents (a) in such capacity and (b) in their individual capacity; and; (iii) the respective heirs, executors, administrators, successors, assigns and reinsurers (as such) of any of the Persons identified in subparagraphs (i) and (ii) hereof as follows: from and against all manner of action, causes of action, suits, debts, accounts, promises, warranties, damages (consequential or punitive), agreements, costs, expenses, claims or demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or contract, or arising under the statutes or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that GATX ever had, now has, or hereafter may have: (1) for insurance coverage, including both defense costs and indemnification claims, in connection with the Claims; and (2) arising out of or relating to any act, omission, representation, or conduct of any sort in connection with such Claims.

It is the intention of GATX to reserve no rights or benefits whatsoever under or in connection with the Subject Insurance Policies with respect to any past, present or future Claims (as defined) and to assure the settling London Market Insurers their peace and freedom from such Claims and from all assertions of rights in connection with such Claims.

This Release also extends to Equitas Reinsurance Limited and Equitas Limited. Both of these entities are third-party beneficiaries of the terms of this Release.

GATX acknowledges that it has been advised by its attorneys concerning, and is familiar with, the California Civil Code Section 1542 and it expressly waives any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect.

California Civil Code Section 1542 provides:
Section 1542. General Release, extent
     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

GATX expressly assumes the risk that acts, omissions, matters, causes or things may have occurred which it does not know or does not suspect to exist. GATX hereby waives the terms and provisions of any statute, rule or doctrine of common law which either: (i) narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things; or, (ii) which restricts or prohibits the releasing of such claims.

B. By London Market Insurers

At the same time the Release described in Paragraph 4A immediately above becomes effective, each London Market Insurer so released, and any subsequently appointed trustee or representative acting for such London Market Insurer, shall remise, release, covenant not to sue and forever discharge: (i) GATX; (ii) each of GATX’s present and former officers, directors, employees, partners, limited partners, shareholders, members, subsidiaries, affiliates, representatives, attorneys and agents (a) in such capacity and (b) in their individual capacity; and (iii) the respective heirs, executors, administrators, successors, and assignees of any of the Persons identified in subparagraphs (i) and (ii) hereof as follows: from and against all manner of action, causes of action, suits, debts, accounts promises, warranties, damages (consequential or punitive), agreements, costs, expenses, claims or demands whatsoever, in law or in equity, whether presently known or unknown, asserted or unasserted, whether sounding in tort or in contract, or arising under the statues or administrative regulations of any jurisdiction, with respect to any and all past, present or future claims, of any type whatsoever, that each such London Market Insurer ever had, now has or hereinafter may have: (1) with respect to insurance coverage for the Claims; and (2) arising out of or relating to any act, omission, representation, or conduct of any sort in connection with such Claims.

It is the intention of London Market Insurers to reserve no rights or benefits whatsoever under or in connection with the Subject Insurance Policies with respect to any past, present or future Claims (as defined) and to assure GATX its peace and freedom from such Claims and from all assertions of rights in connection with such Claims.

London Market Insurers acknowledge that they have been advised by their attorneys concerning, and are familiar with, the California Civil Code Section 1542 and expressly waive any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect.

California Civil Code Section 1542 provides:
Section 1542. General Release, extent
     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

London Market Insurers expressly assume the risk that acts, omissions, matters, causes or things may have occurred which they do not know or do not suspect to exist. London Market Insurers hereby waive the terms and provisions of any statute, rule or doctrine of common law which either: (i) narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from, or related to such acts, omissions, matters, causes or things; or, (ii) which restricts or prohibits the releasing of such claims.

5.	Warranty

GATX also warrants that it presently knows of no other claims or potential claims under the Subject Insurance Policies arising out of conversions of any aircraft by GATX other than those specifically referenced above.

6.	Dismissal of Declaratory Judgment Action

Following execution of this Agreement and within two (2) days after GATX receives the payments provided for in Paragraph 2 above, GATX and London Market Insurers shall be obliged to make all appropriate filings and appearances to dismiss, with prejudice, their claims in the Declaratory Judgment Action, with the Parties to bear their own costs, expenses and attorneys’ fees.

7.	Confidentiality

The Parties agree that all matters relating to the terms, negotiation and implementation of this Agreement shall be confidential and are not to be disclosed except by order of court or agreement, in writing, of the Parties, except that, provided recipients agree to keep such information confidential, the Agreement may be disclosed to: (i) reinsurers of any London Market Insurer directly or through intermediaries; (ii) outside auditors or accountants of any Party; (iii) representatives of a non-party insurer subscribing or allegedly subscribing to one or more of the Subject Insurance Policies, which insurer is, has been or may become insolvent in the future including, without limitation, any liquidators, provisional liquidators, scheme administrators, trustees, or similarly empowered Persons or entities acting for such insurer. The Agreement may also be disclosed as required, to the Inland Revenue, the Internal Revenue Service or other U.S. or U.K. governmental authorities which properly require disclosure by one of the Parties hereto, including in public and private filings with the U.S. Securities and Exchange Commission.

In the event a private litigant, by way of document request, interrogatory, subpoena, or questioning at deposition or trial, attempts to compel disclosure of anything protected by this paragraph, the Party from whom disclosure is sought shall decline to provide the requested information on the ground that this Confidential Settlement Agreement and Release prevents such disclosure. In the event such private litigant seeks an Order from any court or governmental body to compel such disclosure, or in the event that a court, government official, or governmental body such as Inland Revenue or the Internal Revenue Service requests or requires disclosure of anything protected by this paragraph, the Party from whom disclosure is sought shall immediately provide copies of all notice papers, orders, requests or other documents in order to allow each Party to take such protective steps as may be appropriate. Notice shall be made under this paragraph to the persons identified in Paragraph 13 of this Agreement.

Material protected by this paragraph shall be deemed to fall within the protection afforded compromises and offers to compromise by Rule 408 of the Federal Rules of Evidence and similar provisions of state law or state rules of court.

8.	Co-operation

GATX will undertake all reasonable actions to co-operate with London Market Insurers in connection with their respective reinsurers, including responding to reasonable requests for information and meeting with representatives of reinsurers.

9.	Non-Prejudice and Construction of Agreement

This Agreement is intended to be and is a compromise between the Parties and shall not be construed as an admission of coverage under the Subject Insurance Policies. Nor shall this Agreement or any provision hereof be construed as a waiver, modification or retraction of the positions of the Parties with respect to the interpretation and application of the Subject Insurance Policies.

This Agreement is the product of informed negotiations and involves compromises of the Parties’ previously stated legal positions. Accordingly, this Agreement does not reflect upon the Parties’ views as to rights and obligations with respect to matters or Persons outside the scope of this Agreement. This Agreement is without prejudice to positions taken by the London Market Insurers with regard to other insureds, and without prejudice with regard to positions taken by GATX with regard to other insurers. Except for the express references to Equitas Limited and Equitas Reinsurance Limited in Paragraphs 4 and 7 above, the Parties specifically disavow any intention to create rights in third parties under or in relation to this Agreement.

This Agreement is the jointly drafted product of arms-length negotiations between the Parties with the benefit of advice from counsel, and the Parties agree that it shall be so construed. As such, neither Party will claim that any ambiguity in this Agreement shall be construed against the other Party.

10.	No Modification

No change or modification of this Agreement shall be valid unless it is made in writing and signed by the Parties.

11.	Execution

There will be two signed originals of this Agreement.

12.	Governing Law

This Agreement shall be governed by and shall be construed in accordance with the laws of California.

13.	Notices

Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following person:

GATX	Scott D. Devereaux, Esq. Cooley, Godward LLP Five Palo Alto Square, 4th Floor 3000 El Camino Real Palo Alto California, 94306

LONDON MARKET INSURERS	Katherine B. Posner, Esq. Condon & Forsyth LLP 685 Third Avenue, 14th Floor New York, NY 10017

13.	Integration

This Agreement, including the attachments, constitutes the entire Agreement between London Market Insurers and GATX, with respect to the subject matter hereof, and supersedes all discussions, agreements and understandings, both written and oral, among the Parties with respect hereto.

14.	Warranty of Authority

The Persons signing this Agreement represent and warrant that they are duly authorized to execute this Agreement on behalf of GATX and London Market Insurers, and to bind said entities to the terms, conditions, provisions, duties and obligations set forth in this Agreement. London Market Insurers specifically warrant that their counsel Condon & Forsyth LLP are authorized to execute this Agreement on their behalf.

15.	Execution In Counterparts

This Agreement may be executed in several counterparts and so executed shall constitute one and the same Agreement, binding upon all of the Parties hereto, notwithstanding that all Parties are not signatory to the original or the same counterpart. The Parties agree that a signature by facsimile shall be treated as an original signature.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives.

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
GATX Capital Corporation

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
GATX Aircraft Corporation

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
GATX New Aircraft Corporation

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
GATX/Airlog Company

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
GATX Airlog Partners I

Signed:	/s/ Frederick L Hatton
Frederick L Hatton

Signed:	/s/ Sanford P. Burnstein
Sanford P. Burnstein

Signed:	/s/ J. Christopher Bensick
J. Christopher Bensick for
Airlog Management Corporation

Signed:	/s/ David Clark
David Clark for
DMC Holdings, Ltd.

Signed:	/s/ John Larkins
John Larkins for
London Market Insurers

Signed:	/s/ Katherine B. Posner
Katherine B. Posner
Condon & Forsyth LLP

ATTACHMENT “A”

Andrew Weir Insurance Co. Ltd., English & American Insurance Co. Ltd, The Orion Insurance Co., Sovereign Marine & General Ins. Co. (UK) Ltd.